Exhibit 99.3

November 17, 2016

Yiwu Runyang Renewable Energy Co., Ltd.

And

The parties lised in Appendix 1

And

Sky Solar Group Co., Ltd.

Regarding

Supplement Agreement to the
Investment Cooperation Framework
Agreemnt on Sky Solar Holdings, Ltd.

This Supplemental Agreement to the Investment Cooperation Framework Agreement (hereinafter the “Supplemental Agreement”) is entered into on 17 November 2016 among:

(1)                           Yiwu Runyang Renewable Energy Co., Ltd., a company established under the laws of the People’s Republic of China (“China”, excluding for the purpose of this Agreement, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan Regions) and its registered address at No. 126, Sufu Road, Suxi Town, Yiwu City, Zhejiang Province (hereinafter the “Purchaser”) .

(2)                           The Parties listed in Appendix 1(hereinafter the “Sellers”, each a “Seller”);

(3)                           Sky Solar Group Co., Ltd., a company established under the laws of the Cayman islands and its registered address at offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (hereinafter  the “Special Purpose Vehicles”or “SPV”)

Purchaser, Sellers and SPV shall be, collectively, referred to as “Parties” and each a “Party”.

WHEREAS, the Parties hereto entered into the Investment Cooperation Framework Agreement on Sky Solar Holdings, Ltd. (hereinafter the “Agreement”) on November 16, 2016, pursuant to which the Purchaser proposes to, through the SPV, purchase an aggregate of 69.59% shares (hereinafter the “Subject Shares”) of Sky Solar Holdings, Ltd. (hereinafter the “Subject Company”) held by the Seller, and the Seller agrees to the aforesaid Transaction and to sell the Subject Shares. For the purpose of clarifing certain matters, each of the Parties hereto agrees to supplement the Investment Cooperation Framework Agreement as set forth herein after a friendly negotiation to clarify certain matters.

In this Supplemental Agreement, unless the context otherwise requires, terms used herein shall have the same meanings as those defined in the Investment Cooperation Framework Agreement.

1.              The Whereas Clauses of the Investment Cooperation Framework Agreement is hereby amended as follows:

(1)                           The SPV is a wholly-owned subsidiary of the Purchaser and the Purchaser is a wholly-owned subsidiary of Tibet Sky Solar Renewable Energy Systems Engineering Co., Ltd., a company incorporated under the laws of the PRC with limited liability (hereinafter “Tibet Sky Solar”);

(2)                           All Parties hereby agree that, under the terms and conditions hereof, the Purchaser proposes to, through the SPV, purchase an aggregate of 69.59% ordinary shares (hereinafter the “Subject Shares”) of Sky Solar Holdings, Ltd. (hereinafter the “Subject Company”) held by the Sellers, and the Sellers agree to the aforesaid Transaction and to sell the Subject Shares.

(3)                           All Parties and Tibet Sky Solar shall engage in discussion so that the Sellers and their respective affiliates will contribute capital to Tibet Sky Solar for the purpose of providing financing to the Transaction.

2.              Clause 4.1 of the Investment Cooperation Framework Agreement is hereby amended as follows:

4.1                       Upon the achievement of the following conditions and the satisfaction of the Parties:

(1)                           On or before Closing Date, no Material Adverse Effect exists;

(2)                           All Parties to this Agreement have passed necessary resolutions to approve this Transaction;

(3)                           All the necessary approvals/records with respect to oversea investment have been obtained, including but not limited to the approvals/records from China National Development and Reform Commissio, China Ministry of Commerce, and China State Administration of Foreign Exchange; ;

(4)                           No injunction ordered by any government, court or other authorities exists;

(5)                           Closing with respect to each Seller shall take place simultaneously;

(6)                           Each Seller or its related party has completed capital contribution to Tibet Sky Solar and the relevant documents have been signed to the satisfaction of each Seller.

3.              Except as set out above, the other terms of the Investment Cooperation Framework Agreement that agreed and signed among the parties hereto shall remain unchanged.

4.              This Supplemental Agreement shall form an integral part of the Investment Cooperation Framework Agreement, and shall have the same effect as the Investment Cooperation Framework  Agreement. In case of any discrepancy between this Supplemental Agreement and the Investment Cooperation Framework Agreement, this Supplemental Agreement shall prevail.

5.              This Supplemental Agreement shall become effective upon Parties’ signatures or company seal on it and shall be binding upon Parties.

In the event that the Investment Cooperation Framework Agreement is terminated for any reason, this Supplemental Agreement shall be terminated simultaneously.

6.              This Supplemental Agreement may be executed in 17 counterparts and each Party hereto shall retain one counterpart. The remaining counterparts shall be kept by Yiwu Runyang Renewable Energy Co., Ltd. for filing purpose. Each of which shall have the same effect.

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Purchaser:

Yiwu Runyang Renewable Energy Co., Ltd.

/s/ Wen Qian
Signed by: Wen Qian
Title: legal/authorized representative

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Seller 1:

Flash Bright Power Ltd

/s/ Weili Su
Signed by: Mr. Weili Su
Title: legal/authorised representative

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Seller 2:

IDG-ACCEL China Capital L.P.

/s/ Chi Sing Ho
Signed by: Mr. Chi Sing Ho
Title: legal/authorised representative

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Seller 3:

IDG-ACCEL China Capital Investors L.P.

/s/ Chi Sing Ho
Signed by: Mr. Chi Sing Ho
Title: legal/authorised representative

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Seller 4:

JOLMO SOLAR CAPITAL LTD

/s/ Xiaoguang Duan
Signed by: Mr. Xiaoguang Duan
Title: legal/authorised representative

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Seller 5:

CES Holding Ltd.

/s/ Xiaoguang Duan
Signed by: Mr. Xiaoguang Duan
Title: legal/authorised representative

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Seller 6:

/s/ Kang Jing

Signed by:Kang Jing

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Seller 7:

/s/ Shi Bin

Signed by:Shi Bin

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Seller 8:

Sino-Century HX Investments Limited

/s/ Hao Wu
Signed by: Mr. Hao Wu
Title: legal/authorised representative

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Seller 9:

Rihuaxing Limited

/s/ Bin Chen
Signed by: Mr. Bin Chen
Title: legal/authorised representative

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Seller 10:

Sunpeak Universal Holdings, Inc

/s/ Bin Chen
Singed By: Mr. Bin Chen
Title: legal/authorised representative

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SPV:

Sky Solar Group Co., Ltd.

/s/ Weili Su
Signed by: Mr. Weili Su
Title: legal/authorised representative

Appendix 1

Seller’s Name	Ordinary shares (excluding ordinary share represented by ADS)	Ordinary shares in the form of ADS	Total Ordinary shares equivalent	Share percentage	Consideration (USD)
Flash Bright Power Ltd.		12,606,013	100,848,104	24.04%	50,424,052
IDG-ACCEL China Capital L.P.	78,335,914		78,335,914	18.67%	39,167.957
		2,389,750	19,118,000	4.56%	9,559,000
IDG-ACCEL China Capital Investors L.P.	3,613,992		3,613,992	0.86%	1,806.996
		110,250	882,000	0.21%	441,000
JOLMO SOLAR CAPITAL LTD	5,400,000		5,400,000	1.29%	2,700,000
CES Holding Ltd.	8,000,000		8,000,000	1.91%	4,000,000
Kang Jing	3,800,000		3,800,000	0.91%	1,900,000
Shi Bin		2,250,000	18,000,000	4.29%	9,000,000
Sino-Century HX Investments Limited	15,133,334		15,133,334	3.61%	7,566.667
Rihuaxing Limited	9,300,000		9,300,000	2.22%	4,650,000
Sunpeak Universal Holdings,Inc	29,519,844		29,519,844	7.04%	14,759.922
Total	153,103,084	17,356,013	291,951,188	69.59%	145,975,594

Note: Part of the Subject Shares held by abovementioned shareholders are in the form of ADS. One ADS equals eight ordinary shares.